APAC Customer Services Receives Notice of Compliance with NASDAQ
Minimum Bid Price Listing Standard

Deerfield, IL, May 28, 2008 – APAC Customer Services, Inc. (NASDAQ: APAC), a leading provider of customer interaction solutions, today announced it has received notice from NASDAQ that it is compliant with the minimum bid price requirements for continued listing on the NASDAQ Global Market.

APAC regained compliance with NASDAQ’s requirements when the closing bid price for the Company’s common stock was at or above $1.00 for the ten consecutive business days.

About APAC Customer Services, Inc.
APAC Customer Services, Inc. (NASDAQ: APAC) is a leading provider of customer care services and solutions for market leaders in healthcare, financial services, business services, publishing, communications and travel and entertainment industries. APAC partners with its clients to deliver custom solutions that enhance bottom line performance. For more information, call 1-800-OUTSOURCE. APAC’s comprehensive web site is at http://www.apaccustomerservices.com.

APAC Customer Services Contact:
Andrew B. Szafran
847-374-1949
ABSzafran@APACMail.com

Investor Relations Contact:
Harriet Fried / Jody Burfening
Lippert/Heilshorn & Associates
212-838-3777
HFried@lhai.com

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